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                                                                      EXHIBIT 11

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                  COMPUTATION OF NET EARNINGS (LOSS) PER SHARE

                                                                           FOUR MONTHS    YEARS ENDED AUGUST
                                                             YEAR ENDED       ENDED               31,
                                                            DECEMBER 31,   DECEMBER 31,   -------------------
                                                                1993           1992        1992        1991
                                                            ------------   ------------   -------     -------
                                                                (In thousands, except per share amounts)
PRIMARY EARNINGS (LOSS) PER SHARE:
  Weighted average shares outstanding
    Common Stock..........................................      67,802         63,698      63,394      63,292
    Class B Common Stock..................................      23,390         24,160      24,160      24,160
  Shares assumed to be issued upon the exercise of common
    stock options under the treasury stock method.........          --            728         274          --
  Shares assumed to be issued upon the conversion of
    Convertible Debentures................................          --          2,529       2,427          --
                                                            ------------   ------------   -------     -------
                                                                91,192         91,115      90,255      87,452
                                                            ------------   ------------   -------     -------
                                                            ------------   ------------   -------     -------
  Earnings (loss) before extraordinary item...............    $(15,539)      $  5,140     $37,405     $(9,599)
  Interest expense adjustment(2)..........................          --            191         575          --
                                                            ------------   ------------   -------     -------
  Earnings (loss) before extraordinary item...............     (15,539)         5,331      37,980      (9,599)
  Extraordinary item, net of taxes........................      (7,242)            --        (112)        654
                                                            ------------   ------------   -------     -------
  Net earnings (loss).....................................    $(22,781)      $  5,331     $37,868     $(8,945)
                                                            ------------   ------------   -------     -------
                                                            ------------   ------------   -------     -------
  Earnings (loss) per share before extraordinary item.....    $   (.18)      $    .06     $   .42     $  (.11)
  Extraordinary item per share, net of taxes..............        (.08)            --          --         .01
                                                            ------------   ------------   -------     -------
  Net earnings (loss) per share...........................    $   (.26)      $    .06     $   .42     $  (.10)
                                                            ------------   ------------   -------     -------
                                                            ------------   ------------   -------     -------
FULLY DILUTED EARNINGS (LOSS) PER SHARE:(1)
  Weighted average shares outstanding
    Common Stock..........................................      67,802         63,698      63,394      63,292
    Class B Common Stock..................................      23,390         24,160      24,160      24,160
  Shares assumed to be issued upon the exercise of common
    stock options under the treasury stock or modified
    treasury stock method.................................       2,182          2,033         376         248
  Shares assumed to be issued upon the conversion of
    Convertible Debentures................................         938          2,529       2,427       2,794
                                                            ------------   ------------   -------     -------
                                                                94,312         92,420      90,357      90,494
                                                            ------------   ------------   -------     -------
                                                            ------------   ------------   -------     -------
  Earnings (loss) before extraordinary item...............    $(15,539)      $  5,140     $37,405     $(9,599)
  Interest expense adjustment(2)..........................         205            191         575         665
                                                            ------------   ------------   -------     -------
  Earnings (loss) before extraordinary item...............     (15,334)         5,331      37,980      (8,934)
  Extraordinary item, net of taxes........................      (7,242)            --        (112)        654
                                                            ------------   ------------   -------     -------
  Net earnings (loss).....................................    $(22,576)      $  5,331     $37,868     $(8,280)
                                                            ------------   ------------   -------     -------
                                                            ------------   ------------   -------     -------
  Earnings (loss) per share before extraordinary item.....    $   (.16)      $    .06     $   .42     $  (.10)
  Extraordinary item per share, net of taxes..............        (.08)            --          --         .01
                                                            ------------   ------------   -------     -------
  Net earnings (loss) per share...........................    $   (.24)      $    .06     $   .42     $  (.09)
                                                            ------------   ------------   -------     -------
                                                            ------------   ------------   -------     -------
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(1) The amounts in earnings (loss) per share on the fully diluted basis are solely shown in this exhibit. Because the amounts are the same as the primary calculation for the four months ended December 31, 1992 and the year ended August 31, 1992 and are antidilutive for the years ended
     December 31, 1993 and August 31, 1991 (decrease the loss per share), they are not required to be presented elsewhere in this Form 10-K.
(2) Interest expense, net of taxes, that would not have been incurred had conversion of the Convertible Debentures taken place at the beginning of the period.

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